Exhibit 16.1

RSM US LLP

80 City Square

Boston, MA 02129

T +1 617 912 9000

F +1 617 912 9001

www.rsmus.com

August 22, 2024

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Cyclacel Pharmaceuticals, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on August 22, 2024 and we agree with such statements concerning our firm.

/s/ RSM US LLP